UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2023

Fusion Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40120	86-1352058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, 5th Floor New York, New York	10065
(Address of principal executive offices)	(Zip Code)

(212) 763-0169

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	FSNB.U	The New York Stock Exchange

Class A common stock, par value $0.0001 per share	FSNB	The New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FSNB WS	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2023, Fusion Acquisition Corp. II (“Fusion” or the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, Fusion’s stockholders approved amendments (the “Charter Amendment”) to Fusion’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to (i) extend the date by which Fusion must complete a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination (a “Business Combination”) from March 2, 2023 to September 2, 2023 (such date, the “Extended Date”), (ii) permit Fusion’s board of directors (the “Board”), in its sole discretion, to elect to wind up the Company’s operations on an earlier date than the Extended Date as determined by the Board and included in a public announcement and (iii) to provide holders of the Company’s shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), the right to convert any and all their shares of Class B Common Stock into shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock” and, together with the Class B Common Stock, the “Common Stock”), on a one-for-one basis prior to the closing of a Business Combination at the election of the holder. In addition, on March 1, 2023, Fusion filed the Charter Amendment with the Secretary of State of the State of Delaware.

The foregoing description is qualified in its entirety by reference to the Charter Amendments, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Special Meeting, Fusion’s stockholders approved an amendment to the Charter to (i) extend the date by which Fusion must consummate a Business Combination from March 2, 2023 to September 2, 2023 and (ii) permit Fusion’s Board, in its sole discretion, to elect to wind up the Company’s operations on an earlier date than the Extended Date as determined by the Board and included in a public announcement (the “Extension Amendment Proposal”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
46,899,236	2,234,498	1,606	0

Fusion’s stockholders also approved an amendment to the Charter to provide holders of shares of the Class B Common Stock the right to convert any and all their shares of Class B Common Stock into shares of Class A Common Stock on a one-for-one basis prior to the closing of a Business Combination at the election of the holder (the “Founder Share Amendment Proposal”).

The final voting results for the Founder Share Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
46,899,134	2,234,498	1,708	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the Company’s Second Amended and Restated Certificate of Incorporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION ACQUISITION CORP. II

Date: March 6, 2023	By:	/s/ John James
	Name:	John James
	Title:	Chief Executive Officer

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